Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Announces 2008 Financial Results

RALEIGH, N.C., January 20, 2009 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today reported net income for the year ended December 31, 2008 of $6.3 million compared to $7.9 million for the year ended December 31, 2007. Earnings per share on a fully diluted basis were $0.54 for 2008 compared to $0.68 for 2007.

“The past five quarters, beginning with the fourth quarter of 2007 through today, have been the most challenging for the banking industry since the Great Depression,” stated B. Grant Yarber, president and CEO. “Although Capital Bank has fared much better than many of our peers, we have nevertheless been profoundly affected by the economy and the monetary policy of the Federal Reserve. Throughout 2008, and particularly in the fourth quarter, the significant reduction in the prime lending rate along with the severe liquidity crisis in the marketplace compressed our margin and impacted our profits. At the same time, our clients’ businesses have also suffered. It has been our policy and our practice to proactively work with our clients in good times and bad; therefore, we continued to identify and resolve problem loans throughout the year, which increased our provision expense. Despite these adverse circumstances, the relative strength of Capital Bank has provided the opportunity to grow our franchise by adding the Fayetteville market to our footprint. Further, Capital Bank participated in the U.S. Treasury’s Capital Purchase Plan, which injected an additional $41.3 million dollars of capital into our bank during December 2008. As evidenced by our strong loan growth in 2008, we plan to continue to grow our loans throughout 2009 and 2010, making full use of our strengthened capital position. Specifically, we recently announced that we would increase our mortgage lending practices, continue our flexible treatment of homebuyers that may be in financial distress, and provide low-cost mortgage products for buyers of existing inventories of homes throughout our markets. Capital Bank remains committed to doing our part to keep credit flowing in the markets we serve during this difficult economic environment.”

Partially contributing to lower profitability during 2008 was a decline in net interest income. Net interest income decreased $1.5 million during the year, falling from $44.1 million in 2007 to $42.6 million in 2008, largely due to unprecedented steps taken by the Federal Reserve to revive an ailing national economy. One of the actions taken by the Federal Reserve was to lower the Prime Rate by 400 basis points during 2008. This rapid decline in rates, coupled with competitive pressures in the marketplace for retail deposits, compressed the net interest margin from 3.53% in 2007 to 3.08% in 2008. The margin compression was partially offset by 9.6% growth in average earning assets over the same periods.

Loans grew by $159.3 million during 2008 while deposits increased by $216.6 million. Much of the loan growth occurred in our Triangle and Western N.C. markets, which we believe continue to present quality growth opportunities. On the deposit side, checking and savings accounts increased $32.5 million during the year as the bank continued to emphasize growth in this critical product area. Time deposits increased $200.9 million over the same period. Some of the growth in time deposits was due to a new deposit product offering through CDARS, which provides large-balance customers the opportunity for increased FDIC insurance through the convenience of working with one financial institution. Another reason for growth in time deposits was due to retail customers electing to shift funds from money market savings products to CDs as evidenced by a decline in money market deposits of $16.8 million during 2008. Another contributor to balance sheet growth was the entrance into the Fayetteville market through the purchase of four branches during December 2008, which added $42.3 million and $101.9 million to loans and deposits, respectively.

Due to continued weakening in the overall economy, asset quality remained a major focus throughout 2008. While our markets remain some of the most resilient in the country, the Company took steps to increase the provision for loan losses in the fourth quarter in response to some softening experienced in the loan portfolio as reflected by certain credit quality ratios. Past due loans as a percent of total loans increased to 1.09% at December 31, 2008 from 0.75% at September 30, 2008 and 0.98% at December 31, 2007. Nonperforming assets, which include loans on nonaccrual and other real estate owned, increased to 0.61% as a percent of total assets at December 31, 2008 compared to 0.47% at September 30, 2008 and 0.50% at December 31, 2007. Allowance for loan losses totaled 1.18% of total loans at December 31, 2008 compared to 1.17% at September 30, 2008 and 1.24% at December 31, 2007. Finally, the allowance for loan losses was 162% of nonperforming loans at December 31, 2008, a decline from 219% at September 30, 2008 and 227% at December 31, 2007.

Provision for loan losses increased $270 thousand for the year ended December 31, 2008 compared to the same period one year ago. The increase in the provision was partially due to loan growth and softening credit quality but was also partially due to enhancements in the methodology for calculating the allowance for loan losses. The enhancements to the allowance methodology were implemented during 2007 based on updated guidance issued through an interagency policy statement by the FDIC, Federal Reserve, and other regulatory agencies. Management continues to thoroughly review its loan portfolio and the adequacy of its allowance for loan losses.

Noninterest income increased $1.5 million, or 16.2%, during 2008 compared to last year despite a $976 thousand decline in mortgage revenue. Service charge income, bank card income and other loan-related fees increased a combined $1.5 million, or 28.4%, compared to last year primarily as a result of management’s continued emphasis on increasing income from these sources. Gains on the sale of certain investment securities and the sale of a branch in Greensboro contributed $249 thousand and $374 thousand, respectively, to the increase in noninterest income.

“Our noninterest income improvement strategies, which were implemented early in the second quarter, continue to show success,” stated Mr. Yarber. “These strategies are based on fee collection efforts, restructured pricing and innovative product enhancements, including our Smart Checking product. Capital Bank remains committed to providing our customers with value added products and services that also allow our shareholders to benefit from a greater diversity of revenue-generating services. Most recently we announced that we will expand our mortgage origination staff to assist customers with either the purchase or refinancing of their primary residence.”

Noninterest expense increased from $39.0 million during 2007 to $41.5 million during 2008. Salaries, furniture and equipment, and data processing costs increased a combined $2.4 million over the same periods. Salaries increased 8.0% from last year due to routine annual compensation adjustments and staffing needs at branches opened in Asheville, Clayton and Zebulon in addition to the four branches purchased in the Fayetteville market. Furniture and equipment expense rose due to equipment and building upgrades as well as higher maintenance costs. Data processing costs increased partially due to system upgrades and enhancements to support growth in the Company’s primary business lines as well as the implementation of an internet-based phone system. Noninterest expense also increased from additional training costs necessary to prepare new associates for the transition at our recently purchased Fayetteville branches as well as additional legal costs from professional advice related to several transactions completed during 2008. In addition, FDIC deposit insurance rose $415 thousand as the regulatory agency continued to increase premiums to cover higher monitoring costs and claims.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.7 billion in total assets, offers a broad range of financial services. Capital Bank operates 32 banking offices in Asheville (4), Burlington (4), Cary, Clayton, Fayetteville (3), Graham (2), Hickory, Mebane, Morrisville, Oxford, Parkton, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

###

CAPITAL BANK CORPORATION
Summary of Operations
(Unaudited)	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
(In thousands except per share data)

Interest income	$20,088	$23,840	$85,020	$94,537
Interest expense	10,156	12,875	42,424	50,423
Net interest income	9,932	10,965	42,596	44,114
Provision for loan losses	1,701	3,099	3,876	3,606
Net interest income after provision for loan losses	8,231	7,866	38,720	40,508
Noninterest income	2,297	2,455	11,051	9,511
Noninterest expense	11,095	10,401	41,471	39,037
Income (loss) before taxes	(567)	(80)	8,300	10,982
Income tax expense (benefit)	(500)	(125)	1,973	3,124
Net income (loss)	$(67)	$45	$6,327	$7,858

Earnings (loss) per common share – basic	$(0.02)	$–	$0.55	$0.69
Earnings (loss) per common share – fully diluted	$(0.02)	$–	$0.54	$0.68
Weighted average shares outstanding:
Basic	11,309	11,252	11,303	11,424
Fully diluted	11,325	11,316	11,426	11,493

End of Period Balances
(Unaudited)	2008				2007
	December 31	September 30	June 30	March 31	December 31(a)
(Dollars in thousands except per share data)

Total assets	$1,716,198	$1,594,402	$1,592,034	$1,575,301	$1,517,603
Investment securities	278,138	244,310	246,468	258,086	259,116
Loans (gross)*	1,254,368	1,194,149	1,178,157	1,150,497	1,095,107
Allowance for loan losses	14,795	14,017	13,910	13,563	13,571
Total earning assets	1,533,354	1,444,727	1,435,020	1,419,174	1,362,048
Deposits	1,315,314	1,197,721	1,182,615	1,150,897	1,098,698
Shareholders’ equity	210,525	166,521	165,731	167,967	164,300

Book value per common share	$15.06	$14.83	$14.76	$14.95	$14.71
Tangible book value per common share	$8.92	$9.26	$9.16	$9.33	$9.04

(a) Derived from audited consolidated financial statements
*Includes loans held for sale

Average Quarterly Balances
(Unaudited)	2008				2007
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)

Total assets	$1,620,817	$1,574,810	$1,578,357	$1,555,986	$1,492,563
Investment securities	246,658	245,408	256,406	256,538	242,272
Loans (gross)*	1,213,027	1,176,491	1,166,795	1,142,728	1,090,801
Total earning assets	1,473,422	1,425,516	1,429,301	1,407,345	1,347,727
Deposits	1,238,343	1,164,362	1,148,671	1,139,106	1,066,438
Shareholders’ equity	171,227	166,570	170,945	167,610	166,222

*Includes loans held for sale

CAPITAL BANK CORPORATION
Quarterly Results
(Unaudited)	2008				2007
	December 31	September 30	June 30	March 31	December 31
(In thousands except per share data)

Net interest income	$9,932	$10,827	$10,928	$10,909	$10,965
Provision for loan losses	1,701	760	850	565	3,099
Net interest income after provision for loan losses	8,231	10,067	10,078	10,344	7,866
Noninterest income	2,297	3,267	2,974	2,227	2,455
Noninterest expense	11,095	10,517	9,968	9,605	10,401
Income (loss) before taxes	(567)	2,817	3,084	2,966	(80)
Income tax expense (benefit)	(500)	805	869	799	(125)
Net income (loss)	$(67)	$2,012	$2,215	$2,167	$45

Earnings (loss) per common share – basic	$(0.02)	$0.18	$0.20	$0.19	$–
Earnings (loss) per common share – fully diluted	$(0.02)	$0.18	$0.20	$0.19	$–
Weighted average shares outstanding:
Basic	11,309	11,302	11,310	11,289	11,252
Fully diluted	11,325	11,313	11,324	11,306	11,316

Quarterly Net Interest Margin*
(Unaudited)	2008				2007
	December 31	September 30	June 30	March 31	December 31

Yield on earning assets	5.51%	5.94%	6.09%	6.60%	7.17%
Cost of interest bearing liabilities	3.05	3.12	3.24	3.76	4.34
Net interest spread	2.46	2.82	2.85	2.83	2.83
Net interest margin	2.78	3.13	3.18	3.23	3.38

*Annualized and on a fully taxable equivalent basis

Nonperforming Assets
(Unaudited)	2008				2007
	December 31	September 30	June 30	March 31	December 31(a)
(Dollars in thousands)

Commercial	$4,682	$4,343	$3,650	$2,919	$4,489
Construction	3,843	1,570	418	230	562
Consumer	92	25	42	61	28
Home equity	275	275	515	579	397
Residential mortgage	223	198	582	463	506
Total nonperforming loans	9,115	6,411	5,207	4,252	5,982
Other real estate owned	1,347	1,019	663	890	1,571
Total nonperforming assets	$10,462	$7,430	$5,870	$5,142	$7,553

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.
(a) Derived from audited consolidated financial statements

CAPITAL BANK CORPORATION
Key Ratios
(Unaudited)	2008				2007
	December 31	September 30	June 30	March 31	December 31
(Dollars in thousands)

Past due loans	$13,642	$8,933	$9,239	$9,380	$10,769
Past due loans as a percent of total loans	1.09%	0.75%	0.78%	0.82%	0.98%

Net charge-offs	$1,768	$653	$503	$573	$2,894
Net charge-offs as a percent of average loans (annualized)	0.58%	0.22%	0.17%	0.20%	1.06%
Allowance for loan losses as a percent of total loans	1.18%	1.17%	1.18%	1.18%	1.24%
Nonperforming assets as a percent of total assets	0.61%	0.47%	0.37%	0.33%	0.50%
Allowance for loan losses as a percent of nonperforming loans	162%	219%	267%	319%	227%

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007
	December 31, 2008	December 31, 2007
(Dollars in thousands except share data)	(Unaudited)

Assets
Cash and due from banks:
Interest earning	$719	$7,815
Noninterest earning	53,607	32,347
Federal funds sold and short term investments	129	10
Total cash and cash equivalents	54,455	40,172
Investment securities – available for sale, at fair value	272,944	249,094
Investment securities – held to maturity, at amortized cost	5,194	10,022
Loans – net of unearned income and deferred fees	1,254,368	1,095,107
Allowance for loan losses	(14,795)	(13,571)
Net loans	1,239,573	1,081,536
Premises and equipment, net	24,640	23,863
Bank-owned life insurance	22,368	21,589
Goodwill and deposit premium, net	69,002	63,345
Deferred income tax	6,163	5,829
Accrued interest receivable	6,225	7,789
Other assets	15,634	14,364
Total assets	$1,716,198	$1,517,603

Liabilities
Deposits:
Demand, noninterest bearing	$125,281	$114,780
Savings and interest bearing checking	173,711	151,698
Money market deposit accounts	212,780	229,560
Time deposits less than $100,000	509,231	370,416
Time deposits $100,000 and greater	294,311	232,244
Total deposits	1,315,314	1,098,698
Repurchase agreements and federal funds purchased	15,010	45,295
Borrowings	132,000	163,347
Subordinated debentures	30,930	30,930
Other liabilities	12,419	15,033
Total liabilities	1,505,673	1,353,303

Commitments and contingencies

Shareholders’ Equity
Preferred stock, $1,000 par value; 100,000 and 0 shares authorized; 41,279 and 0 issued and outstanding as of December 31, 2008 and 2007, respectively (liquidation preference of $41,279,000 as of December 31, 2008)	39,839	–
Common stock, no par value; 20,000,000 shares authorized; 11,238,085 and 11,169,777 shares issued and outstanding as of December 31, 2008 and 2007, respectively	139,209	136,154
Retained earnings	30,591	27,985
Accumulated other comprehensive income	886	161
Total shareholders’ equity	210,525	164,300
Total liabilities and shareholders’ equity	$1,716,198	$1,517,603

CAPITAL BANK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Month Periods Ended December 31, 2008 and 2007 (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
(Dollars in thousands except per share data)

Interest income:
Loans and loan fees	$17,009	$20,835	$72,494	$82,066
Investment securities:
Taxable interest income	2,319	1,889	8,935	7,731
Tax-exempt interest income	734	825	3,169	3,237
Dividends	1	122	294	451
Federal funds and other interest income	25	169	128	1,052
Total interest income	20,088	23,840	85,020	94,537
Interest expense:
Deposits	8,107	9,929	33,042	39,700
Borrowings and repurchase agreements	2,049	2,946	9,382	10,723
Total interest expense	10,156	12,875	42,424	50,423
Net interest income	9,932	10,965	42,596	44,114
Provision for loan losses	1,701	3,099	3,876	3,606
Net interest income after provision for loan losses	8,231	7,866	38,720	40,508
Noninterest income:
Service charges and other fees	1,054	1,011	4,459	3,780
Mortgage fees and revenues	237	336	1,005	1,981
Other loan fees	251	124	1,143	555
Brokerage fees	162	192	732	601
Bank card services	322	309	1,332	1,064
Bank-owned life insurance	135	218	952	841
Net gain (loss) on sale of investment securities	–	(49)	249	(49)
Gain on sale of branch	(52)	–	374	–
Other	188	314	805	738
Total noninterest income	2,297	2,455	11,051	9,511
Noninterest expense:
Salaries and employee benefits	5,771	4,553	21,255	19,674
Occupancy	1,161	1,844	4,458	4,897
Furniture and equipment	817	933	3,135	2,859
Data processing and telecommunications	610	436	2,135	1,637
Advertising	515	450	1,515	1,442
Office expenses	339	325	1,317	1,389
Professional fees	466	420	1,479	1,289
Business development and travel	360	308	1,393	1,217
Amortization of deposit premiums	267	298	1,037	1,198
Miscellaneous loan handling costs	278	198	848	743
Directors fees	38	(145)	740	424
Insurance	(61)	172	275	435
FDIC deposit insurance	243	71	685	270
Other	291	538	1,199	1,563
Total noninterest expense	11,095	10,401	41,471	39,037
Net income (loss) before tax expense (benefit)	(567)	(80)	8,300	10,982
Income tax expense (benefit)	(500)	(125)	1,973	3,124
Net income (loss)	$(67)	$45	$6,327	$7,858
Net income (loss) applicable to preferred shareholder	124	–	124	–
Net income (loss) applicable to common shareholders	$(191)	$45	$6,203	$7,858

Earnings (loss) per common share – basic	$(0.02)	$–	$0.55	$0.69
Earnings (loss) per common share – diluted	$(0.02)	$–	$0.54	$0.68

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Three Months Ended December 31, 2008, September 30, 2008 and December 31, 2007 (Unaudited)
Tax Equivalent Basis (1)

	December 31, 2008			September 30, 2008			December 31, 2007
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans receivable: (2)
Commercial	$1,052,172	$14,719	5.55%	$1,018,947	$15,469	6.02%	$933,847	$17,821	7.57%
Consumer	47,537	888	7.41	46,480	875	7.47	43,042	895	8.25
Home equity	89,125	1,047	4.66	84,441	1,133	5.32	78,221	1,547	7.85
Residential mortgages	24,193	355	5.87	26,623	398	5.98	35,691	572	6.36
Total loans	1,213,027	17,009	5.56	1,176,491	17,875	6.03	1,090,801	20,835	7.58
Investment securities (3)	246,658	3,430	5.56	245,408	3,452	5.63	242,272	3,347	5.48
Federal funds sold and other interest on short-term investments	13,737	25	0.72	3,617	15	1.65	14,654	169	4.58
Total interest-earning assets	1,473,422	$20,464	5.51%	1,425,516	$21,342	5.94%	1,347,727	$24,351	7.17%
Cash and due from banks	25,018			25,554			27,617
Other assets	136,387			137,792			130,340
Allowance for loan losses	(14,010)			(14,052)			(13,121)
Total assets	$1,620,817			$1,574,810			$1,492,563

Liabilities and Equity
Savings deposits	$27,948	$11	0.16%	$30,169	$30	0.39%	$32,800	$56	0.68%
Interest-bearing demand deposits	336,011	1,363	1.61	342,575	1,802	2.09	350,580	2,749	3.11
Time deposits	758,491	6,733	3.52	679,162	6,005	3.51	568,604	7,124	4.97
Total interest-bearing deposits	1,122,450	8,107	2.87	1,051,906	7,837	2.96	951,984	9,929	4.14
Borrowed funds	145,962	1,605	4.36	174,735	1,786	4.06	156,853	2,010	5.08
Subordinated debt	30,930	424	5.44	30,930	407	5.22	30,930	597	7.66
Repurchase agreements and fed funds purchased	22,050	20	0.34	27,039	74	1.09	38,499	339	3.49
Total interest-bearing liabilities	1,321,392	$10,156	3.05%	1,284,610	$10,104	3.12%	1,178,266	$12,875	4.34%
Noninterest-bearing deposits	115,893			112,456			114,454
Other liabilities	12,305			11,174			33,621
Total liabilities	1,449,590			1,408,240			1,326,341
Shareholders’ equity	171,227			166,570			166,222
Total liabilities and shareholders’ equity	$1,620,817			$1,574,810			$1,492,563

Net interest spread (4)			2.46%			2.82%			2.83%
Tax equivalent adjustment		$376			$411			$511
Net interest income and net interest margin (5)		$10,308	2.78%		$11,238	3.13%		$11,476	3.38%

(1)	The tax equivalent basis is computed using a blended federal and state tax rate of approximately 34%.
(2)	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
(3)	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
(4)	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average interest-earning assets.

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Years Ended December 31, 2008 and 2007 (Unaudited)
Tax Equivalent Basis (1)

	December 31, 2008			December 31, 2007
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate

Assets
Loans receivable: (2)
Commercial	$1,017,157	$62,678	6.15%	$877,876	$69,203	7.88%
Consumer	46,767	3,542	7.55	40,579	3,459	8.52
Home equity	83,511	4,602	5.50	80,177	6,682	8.33
Residential mortgages	27,435	1,672	6.09	43,227	2,722	6.30
Total Loans	1,174,870	72,494	6.15	1,041,859	82,066	7.88
Investment securities (3)	251,224	14,026	5.58	246,736	13,476	5.46
Federal funds sold and other interest on short-term investments	7,888	128	1.62	20,417	1,052	5.15
Total interest-earnings assets	1,433,981	$86,648	6.03%	1,309,012	$96,594	7.38%
Cash and due from banks	25,882			27,740
Other assets	136,559			129,629
Allowance for loan losses	(13,846)			(13,307)
Total assets	$1,582,576			$1,453,074

Liabilities and Equity
Savings deposits	$29,756	$122	0.41%	$33,559	$194	0.58%
Interest-bearing demand deposits	336,899	6,655	1.97	359,373	12,165	3.38
Time deposits	691,140	26,265	3.79	568,604	27,341	4.81
Total interest-bearing deposits	1,057,795	33,042	3.12	961,536	39,700	4.13
Borrowed funds	168,501	7,234	4.28	134,590	6,920	5.14
Subordinated debt	30,930	1,761	5.68	30,930	2,387	7.72
Repurchase agreements and fed funds purchased	29,929	387	1.29	34,689	1,416	4.08
Total interest-bearing liabilities	1,287,156	$42,424	3.29%	1,161,745	$50,423	4.34%
Noninterest-bearing deposits	114,982			111,829
Other liabilities	11,352			14,940
Total liabilities	1,413,489			1,288,514
Shareholders’ equity	169,087			164,560
Total liabilities and shareholders’ equity	$1,582,576			$1,453,074

Net interest spread (4)			2.74%			3.04%
Tax equivalent adjustment		$1,628			$2,057
Net interest income and net interest margin (5)		$44,224	3.08%		$46,171	3.53%

(1)	The tax equivalent basis is computed using a blended federal and state tax rate of approximately 34%.
(2)	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
(3)	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
(4)	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average interest-earning assets.